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                                                                    EXHIBIT 23.2





                         CONSENT OF INDEPENDENT AUDITORS



To The Board of Directors and Shareholders
BTG, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-97302) on Form S-8 of BTG, Inc. and subsidiaries of our report dated May 24, 1999, relating to the consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income for the year ended March 31, 1999, and the related schedule, which report appears in the March 31, 2001 annual report on Form 10-K of BTG, Inc. and subsidiaries.

/s/ KPMG LLP

McLean, Virginia
June 22, 2001



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